UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2025

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of DallasNews Corporation, a Texas corporation (the “Company”), was held at 10:00 a.m. Central Time on September 23, 2025, at the Company’s corporate headquarters located at 1954 Commerce Street, Dallas, Texas 75201 (the “Special Meeting”). As of the close of business on August 14, 2025, the record date for the Special Meeting (the “Record Date”), 4,739,025 shares of Series A common stock, par value $0.01 per share, of the Company (the “Series A Common Stock”) and 613,465 shares of Series B common stock, par value $0.01 per share, of the Company (the “Series B Common Stock” and, together with the Series A Common Stock, the “Common Stock”) were outstanding and entitled to vote at the Special Meeting. Each holder of shares of Series A Common Stock was entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of Series A Common Stock that the shareholder owned at the close of business on the record date. Each holder of shares of Series B Common Stock was entitled to 10 votes on each matter submitted to a vote at the Special Meeting for each share of Series B Common Stock that the shareholder owned at the close of business on the record date. At the Special Meeting, a majority of the voting power of the outstanding shares of Common Stock entitled to vote and at least one-third of the outstanding shares of Common Stock entitled to vote were present at the Special Meeting, either in person or represented by proxy, such that a quorum was present for the Special Meeting. A summary of the voting results for the following proposals is set forth below, each of which is described in more detail in the Company’s definitive proxy statement, dated August 15, 2025 (the “Original Proxy Statement”), as amended and supplemented by a Supplement No. 1, dated August 26, 2025 (“Supplement No. 1”) and Supplement No. 2, dated September 15, 2025 (“Supplement No. 2”) (the Original Proxy Statement, as amended and supplemented by Supplement No. 1 and Supplement No. 2, the “Proxy Statement”). The Proxy Statement was first mailed to the Company’s shareholders on or about August 18, 2025.

Merger Proposal

As previously announced, on July 9, 2025, the Company entered into an Agreement and Plan of Merger (as amended, and including the plan of merger set forth therein, the “Merger Agreement”), by and among the Company, Hearst Media West, LLC, a Delaware limited liability company (“Parent”), Destiny Merger Sub, Inc., a Texas corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes specified therein, Hearst Communications, Inc., a Delaware corporation, under which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”) required the affirmative vote of (1) the holders of at least two-thirds of the voting power of all of the shares of Common Stock outstanding at the close of business on the record date and entitled to vote thereon at the Special Meeting, (2) the holders of at least two-thirds of the Series A Common Stock outstanding at the close of business on the record date and entitled to vote thereon at the Special Meeting, voting separately as a class, and (3) the holders of at least two-thirds of the Series B Common Stock outstanding at the close of business on the record date and entitled to vote thereon at the Special Meeting, voting separately as a class.

At the Special Meeting, the Company’s shareholders voted upon and approved the Merger Proposal. The votes on this proposal were as follows:

	For	Against	Abstain
Common Stock	9,712,645	536,214	434
Series A Common Stock	3,650,025	531,254	434
Series B Common Stock	6,062,620	4,960	0

Advisory Compensation Proposal

At the Special Meeting, the Company’s shareholders voted upon and approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”). Approval of the Advisory Compensation Proposal required the affirmative vote of the holders of a majority of the voting power of all the shares of Common Stock entitled to vote on the matter and represented in person or by proxy at the Special Meeting, assuming the presence of a quorum. The votes on this proposal were as follows:

For	Against	Abstain
8,824,940	1,224,423	199,930

Adjournment Proposal

Because the Merger Proposal was approved, the proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies to vote in favor of the Merger Proposal in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to establish a quorum was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2025	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President